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                                                                      Exhibit 99

                              [LOGO]  PAMECO
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                                       CORP


CONTACT:

Cindi Rogers                            Joseph W. McDonnell
Pameco Corporation                      Broadgate Consultants, Inc.
(303) 568-1203                          (212) 232-2222



FOR IMMEDIATE RELEASE
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       Pameco Corporation Secures $12.5 Million Private Equity Financing

DENVER, CO - December 6, 2000 - Pameco Corporation (NYSE: PCN) today announced that it has received an additional $12.5 million of new equity investments, bringing the total equity investment that the company has received over the past 10 months to $60 million. The $12.5 million investment announced today consists of a $10 million investment from Littlejohn Fund II, L.P. and a $2.5 million investment from Quilvest American Equity Ltd. Pursuant to the existing February 18, 2000 Securities Purchase Agreement, Pameco has provided these investors with a new series of the Company's Preferred Stock, which is convertible into shares of the Company's Common Stock at an initial conversion price per share of $1.65 and will have the right to vote with the Common Stock on an as-converted basis.

Dixon R. Walker, President and Chief Executive Officer of Pameco, stated: "This capital contribution marks the latest funding of a series of restructuring initiatives developed earlier this year that have positioned the company for future growth and profitability. Over the last several months, we have revamped our infrastructure by eliminating excess fixed costs, optimizing our distribution network and rebuilding much of the company's sales and service capabilities. We are now well-positioned for sales growth while serving our customers needs going into the upcoming busy season."

Pameco is one of the largest national distributors of HVAC systems and equipment and refrigeration products in the United States, with predecessor corporations dating back to 1931, and has established a leading position in the consolidating distribution segment of the climate control industry. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the Company's plans for future business development, industry position and industry condition, the Company's financial condition and structure, and the Company's ability to engage in an acquisition program as well as the outcome thereof. Such forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Investors are cautioned than any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, without limitation, risks associated with the Company not being able to successfully implement its new strategies, the risk that new acquisitions, if any will not be successfully integrated into the Company, the seasonality and cyclicality of the Company's sales, the Company's competition, the Company's dependence on supplier relationships, the increased presence of buying groups and risks related to the Company's borrowings.

Note: Additional information about Pameco Corporation is available on Pameco's World Wide Web site on the Internet located as http://www.pameco.com.

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